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                                                                    Exhibit 99.1

       HINES HORTICULTURE, INC. RECEIVES NASDAQ STAFF DETERMINATION LETTER

      IRVINE, CALIFORNIA - MAY 22, 2007 - On May 16, 2007, Hines Horticulture, Inc. (Nasdaq: HORT) filed a Form 12(b)-25 with the Securities and Exchange Commission (the "SEC") indicating that it would be unable to timely file its Form 10-Q for the period ended March 31, 2007 (the "Form 10-Q"). On May 17, 2007, Hines received a Nasdaq Staff Determination Letter indicating that because it has not filed the Form 10-Q, Hines is not in compliance with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14) and that Hines' failure to file the Form 10-Q serves as an additional basis for the delisting of Hines' securities from The Nasdaq Global Market.

      As previously announced, Hines received a Staff Determination Letter from NASDAQ on April 18, 2007 due to the delay in the filing of the company's Annual Report on Form 10-K for the year ended December 31, 2006 (the "Form 10-K").

      In response to the Staff Determination Letter received on April 18, 2007, Hines requested a hearing before a NASDAQ Listing Qualifications Panel (the "Panel") which had the effect of staying the delisting of the company's securities pending the hearing and a decision by the Panel. The hearing is scheduled for June 7, 2007. There can be no assurance that the Panel will grant Hines' request for continued listing as a result of the hearing.

      Hines also previously announced that the company's previously issued consolidated financial statements for the fiscal years ended December 31, 2004 and 2005, the interim periods contained therein, and the first, second and third fiscal quarters of 2006 should no longer be relied upon and will be restated as set forth in greater detail in Hines' Form 8-K filed with the SEC on May 7, 2007. Hines is endeavoring to become current in its filings under the Securities Exchange Act of 1934 as soon as practicable.

ABOUT HINES HORTICULTURE, INC.

      Hines Horticulture is a leading operator of commercial nurseries in North America, producing one of the broadest assortments of container grown plants in the industry. Hines Horticulture sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as Home Depot, Lowe's and Wal-Mart.

SAFE HARBOR STATEMENT

      Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The company intends that all such statements shall be subject to the "safe harbor" provisions regarding forward-looking statements contained in Section 27A of Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements may include, but are not limited to, statements regarding the restatement and any other statements which are not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Hines Horticulture, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. There can be no assurance concerning the timing of the restated financial statements or their adequacy for the continued listing of the company's shares on The Nasdaq Stock Market. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the company's objectives or plans will be achieved. Investors are cautioned not to place undue reliance on any forward-looking statements. The company's business is subject to numerous risks and additional detailed information concerning a number of important factors that could impact the company's business and results is publicly available in Hines Horticulture Inc.'s filings with the Securities and Exchange Commission.